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                                                             EXHIBIT-99.B6.(A)


                       ADMINISTRATION, SHAREHOLDER SERVICES AND
                                DISTRIBUTION AGREEMENT

          AGREEMENT made this 31st day of December, 1997, by and between INVESTORS MUNICIPAL CASH FUND, a Massachusetts business trust (the "Fund"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation ("KDI").

          In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

          1. The Fund hereby appoints KDI to act as administrator, distributor and principal underwriter for the distribution of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which KDI shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund.

          KDI shall appoint various broker-dealers and other financial services firms ("Firms") to provide a cash management service for their clients through the Fund. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and services to potential and existing shareholders of the Fund and to assist the Fund's shareholder service agent in servicing accounts of the Firm's clients who own Fund shares ("clients"). Such services and assistance may include, but are not limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, automatic investment in Fund shares of client account cash balances, answering routine client inquiries regarding the Fund, assistance to clients in changing dividend options, account designations and addresses, and such other services as the Fund or KDI may reasonably request. KDI may also provide some of the above services for the Fund directly.

          KDI accepts such appointment and agrees during the term hereof to render such services and to assume the obligations herein set forth for the compensation herein provided. KDI shall for all




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          purposes herein provided be deemed to be an independent
          contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that KDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of KDI to the Fund under this Agreement are not to be deemed exclusive, and KDI shall be free to render similar services or other services to others.

          In carrying out its duties and responsibilities hereunder, KDI will, pursuant to separate administration services and selling group agreements ("services agreements"), appoint various Firms to provide administrative, distribution and other services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by KDI and not the Fund. KDI and not the Fund will be responsible for the payment of compensation to such Firms for such services.

          KDI will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the Agreement and Declaration of Trust of the Fund. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

          2. KDI shall sell shares of the Fund to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the then effective registration statement of the Fund under the Securities Act (and related prospectus), as KDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund. In addition to sales made by it as agent of the Fund, KDI may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have services agreements.

          Shares of the Fund offered for sale or sold by KDI shall be so offered or sold at a price per share determined in accordance with the then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share. The net asset value per share of the Fund shall be determined in the


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          manner and at the times set forth in the then current prospectus of the Fund relating to such shares.

          KDI will require each Firm to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund's shares, and neither KDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

          3. The Fund will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as KDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

          4. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as KDI may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to KDI from time to time such information with respect to the Fund and its shares as KDI may reasonably request for use in connection with the sale of shares of the Fund.

          5. KDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it as agent pursuant to this Agreement as may be required. At or prior to the time of issuance of shares, KDI will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as KDI may specify.

          6. KDI shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. KDI will not make, or authorize any Firms or others to make, any short sales of shares of the Fund. KDI, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund. In selling or reacquiring shares of the Fund for the account of the Fund, KDI will in all respects conform to the requirements of all state and Federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save

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          harmless the Fund from any damage or expense on account of any wrongful act by KDI or any employee, representative or agent of KDI. KDI will observe and be bound by all the provisions of the Agreement and Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given to KDI) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of KDI.

          7. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by KDI under this Agreement. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the Federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Fund or otherwise. The Fund will also pay or cause to be paid expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. KDI will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with KDI) incident to the sale and distribution of the shares issued or sold hereunder including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement, prospectus or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

          8. For the services and facilities described herein, the Fund will pay to KDI at the end of each calendar month a distribution services fee computed at an annual rate of .50% of the average daily net assets of each series of shares of the Fund ("Portfolio"). The fees shall be charged to each Portfolio of the Fund subject to this Agreement based upon the average daily net assets of such Portfolio and at the annual rate applicable to such Portfolio as provided above.

          For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

          The net asset value of each Portfolio shall be calculated in accordance with the provisions of the Fund's current prospectus. On each day when net asset value is not calculated, the net asset value of a share of any Portfolio shall be deemed to be the net

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          asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

          9. KDI shall prepare reports for the Board of Trustees of the Fund on a quarterly basis showing amounts paid to the various Firms, the basis for any discretionary payments made to such Firms and such other information as from time to time shall be reasonably requested by the Board of Trustees.

          This Agreement shall become effective on the date hereof and shall continue until December 1, 1998 and shall continue from year to year thereafter with respect to each Portfolio, but only so long as such continuance is specifically approved for each Portfolio at least annually by a vote of the Board of Trustees of the Fund including the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement.

          This Agreement may not be amended to increase the amount to be paid to KDI for services hereunder without the vote of a majority of the outstanding voting securities of each Portfolio of the Fund. All material amendments to this Agreement must in any event be approved by a vote of the Board of Trustees of the Fund including the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement, cast in person at a meeting called for such purpose.

          10. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by KDI on sixty (60) days written notice to the other party. The Fund may effect termination with respect to any Portfolio by a vote of (i) a majority of the Board of Trustees, (ii) a majority of the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or in any agreement related to this Agreement, or (iii) a majority of the outstanding voting securities of a Portfolio.

          The terms "assignment", "interested" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

          Termination of this Agreement shall not affect the right of KDI to receive payments on any unpaid balance of the compensation described in Section 8 earned prior to such termination.

          11. KDI will not use or distribute or authorize the use, distribution or dissemination by Firms or others in connection with the sale of the shares any statements, other than those

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          contained in the Fund's current prospectus, except such
          supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and will furnish the Fund with copies of all such material.

          12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          13. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          14. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by KDI for recovery of that portion of the distribution services fees (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, KDI shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

          15. This Agreement shall be construed in accordance with applicable federal law and the laws of The Commonwealth of Massachusetts.








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          16.  This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the Fund and KDI have caused this Agreement to be executed as of the day and year first above written.

                                        INVESTORS MUNICIPAL CASH FUND

                                        By: /s/ John E. Neal
                                           -------------------------
                                        Title:  Vice President
                                              ----------------------

          ATTEST:
          /s/ Philip J. Collora
          ---------------------
          Title:  Secretary
                ---------------


                                        KEMPER DISTRIBUTORS, INC.

                                        By:  /s/ James L. Greenawalt
                                           -------------------------
                                        Title:  President
                                              ----------------------

          ATTEST:
          /s/ Charles R. Manzoni
          ----------------------
          Title:  Secretary
                ----------------



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